UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 24, 2006

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Apogee Enterprises, Inc. (“Apogee”) has had in place severance agreements with its executive officers since 1999. In October 2004, Apogee’s Compensation Committee approved new severance agreements for Apogee’s executive officers. On January 5, 2005, each of the following executive officers executed a new severance agreement, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.1 to Apogee’s Current Report on Form 8-K filed on January 7, 2005 (the “2005 Severance Agreements”), which was effective as of January 1, 2005:

Name	Title
Russell Huffer	Chairman, President and Chief Executive Officer

Michael B. Clauer	Executive Vice President

Patricia A. Beithon	Secretary and General Counsel

James S. Porter	Chief Financial Officer

Gary R. Johnson	Vice President and Treasurer

The American Jobs Creation Act of 2004 became effective during 2005, which among other things, amended the Internal Revenue Code to add new Section 409A (“Section 409A”), which imposes certain excise taxes upon many forms of “deferred compensation” unless they comply with the requirements of Section 409A. In order to comply with Section 409A, on January 24, 2006, Apogee and each of the executive officers listed above entered into an amendment to their 2005 Severance Agreement (the “First Amendment to the 2005 Severance Agreement”). The First Amendment to the 2005 Severance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein, contains changes to the definition of “termination of employment.” In addition, the First Amendment to the 2005 Severance Agreement provides that, if the executive officer is a “key employee” (as defined in Section 409A), payment of certain deferred benefits under the Amended and Restated 1987 Apogee Enterprises, Inc. Partnership Plan, as amended, will not be made before the date that is six months after the employment termination date.

On January 24, 2006, Apogee’s Board of Directors also approved a revised form of severance agreement that complies with Section 409A (the “2006 Severance Agreement”). Consistent with the 2005 Severance Agreement, the 2006 Severance Agreement is designed to retain the executive officers and provide for continuity of management in the event of an actual or threatened change in control of Apogee (as “change in control” is defined in the 2006 Severance Agreement). The 2006 Severance Agreement provides that, in the event of a change in control of Apogee, each executive officer would have specific rights and receive specified benefits if the executive officer is terminated without cause or the executive officer voluntarily terminates his or her employment for “good reason” (as defined in the 2006 Severance Agreement) within two years after the change in control. In these circumstances, executive officers will each receive a severance payment equal to either one or two times the executive officer’s annual salary plus the executive’s targeted annual bonus (as calculated under the terms of the 2006 Severance Agreement). The form of 2006 Severance Agreement is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Also on January 24, 2006, Apogee and Daniel Mayleben, Apogee’s Chief Information Officer, executed a 2006 Severance Agreement. Mr. Mayleben’s agreement provides that, in the circumstances described above, Mr. Mayleben will receive a severance payment equal to two times his annual salary plus his targeted annual bonus (as calculated under the terms of Mr. Mayleben’s agreement).

Item 1.02 Termination of a Material Definitive Agreement.

The Apogee Enterprises, Inc. 1997 Omnibus Stock Incentive Plan (the “1997 Plan”) was approved by Apogee’s shareholders at the 1997 Annual Meeting of Shareholders. Shares of Apogee’s common stock remained available for issuance with respect to possible future awards that could be made under the 1997 Plan. Because Apogee’s Compensation Committee determined that it would not be making any further awards under the 1997 Plan, on January 24, 2006, the Board of Directors approved the termination of the 1997 Plan, effective immediately. In accordance with Section 8(a) of the 1997 Plan, all currently outstanding awards previously made under the 1997 Plan will remain outstanding in accordance with their respective terms and the terms of the 1997 Plan governing such outstanding awards. In addition, the 225,526 remaining shares of Apogee’s common stock that were previously reserved for future issuance under the 1997 Plan have been released from such reservation and are available for other corporate purposes. All other shares previously reserved for future issuance with respect to any awards previously made under the 1997 Plan that are forfeited after the date hereof will not be deemed reserved after the date of such forfeiture and may be used for other corporate purposes thereafter.

The purpose of the 1997 Plan was to promote the interests of Apogee and its shareholders by aiding Apogee in attracting and retaining management personnel and non-employee directors capable of providing strategic direction to, and assuring the future success of, Apogee, to offer such personnel and directors and other employees incentives to put forth maximum efforts for the success of Apogee’s business, and to afford such personnel and directors an opportunity to acquire a proprietary interest in Apogee, thereby aligning the interests of such personnel and directors with Apogee’s shareholders. The 1997 Plan permitted the granting of a variety of different types of awards, including stock options, stock appreciation rights (SARs), restricted stock and restricted stock units, performance awards and other awards valued in whole or in part by reference to Apogee’s common stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Because of the cost savings and administrative efficiencies associated with uncertificated shares, on January 24, 2006, Apogee’s Board of Directors determined that it was in Apogee’s best interest to authorize Apogee’s transfer agent to issue uncertificated shares for Apogee’s common stock on a going-forward basis, and to record shareholders’ positions in Apogee’s common stock using the “Direct Registration Statement System,” or the “DRS System,” so that certificated shares would no longer be issued for Apogee’s common stock, except for restricted shares of common stock and upon request by a recordholder or beneficial owner for certificated shares. In connection with this determination, Apogee’s Board of Directors approved amendments to Article IV of Apogee’s Amended and Restated Bylaws, effective as of January 24, 2006, authorizing the issuance of uncertificated shares of Apogee’s common stock as circumstances permit, except in the case of restricted shares of common stock and upon request by a recordholder or beneficial owner for certificated shares.

Article IV, as amended and restated in its entirety, reads as follows:

ARTICLE IV

CAPITAL STOCK

Section 4.01. Stock Certificates. The shares of the corporation may be either certificated shares or uncertificated shares or a combination thereof. A resolution approved by a majority of the directors may provide that some or all of any or all classes and series of the shares of the corporation will be uncertificated shares. Each holder of duly issued certificated shares of the corporation shall be entitled to a certificate for such shares, to be in such form as shall be prescribed by law and adopted by the Board of Directors. Certificates for such shares shall be numbered in the order in which they shall be issued and shall be signed, in the name of the corporation, by the president, the secretary or any assistant secretary, if there be one, or by such officers as the Board of Directors may designate. If a certificate is signed by a transfer agent or registrar, the signature of any such officer of the corporation may be a facsimile signature. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent or registrar of the corporation, the certificate may be issued by the corporation even if the person has ceased to serve in that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. With respect to certificated shares, every certificate surrendered to the corporation or its transfer agent for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except in cases provided for in Section 4.04.

Section 4.02. Transfer of Shares. The transfer of shares on the stock transfer books of the corporation may be authorized only by the shareholder of record thereof, or by such shareholder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such shareholder’s duly authorized attorney-in-fact, and, in the case of certificated shares, upon surrender of the certificate or the certificates for such shares to the corporation or its transfer agent duly endorsed.

Section 4.03. Ownership. The corporation may treat as the exclusive owner of shares of the corporation for all purposes, the person or persons in whose name shares are registered on the books of the corporation, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as may be expressly provided by applicable law.

Section 4.04. Lost or Destroyed Certificates. Any shareholder claiming a certificate for shares to be lost, stolen or destroyed shall make an affidavit of that fact in such form as the Board of Directors shall require and shall give the corporation a bond of indemnity in form, in an amount, and with one or more sureties satisfactory to the Board of Directors, to indemnify the corporation against any claim which may be made against it on account of the reissue of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been lost, stolen or destroyed.

In addition, Apogee’s Board of Directors approved amendments to Article III of Apogee’s Amended and Restated Bylaws, effective January 24, 2006, replacing gender specific pronouns in such Article with gender neutral titles.

Apogee’s Amended and Restated Bylaws are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

3.1	Amended and Restated Bylaws of Apogee Enterprises, Inc., as amended through January 24, 2006.

10.1	First Amendment to the 2005 Severance Agreement between Apogee Enterprises, Inc. and certain senior executive officers of Apogee Enterprises, Inc., dated as of January 24, 2006.

10.2	Form of 2006 Severance Agreement between Apogee Enterprises, Inc. and certain senior executive officers of Apogee Enterprises, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ James S. Porter
James S. Porter Chief Financial Officer

Date: January 30, 2006

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of Apogee Enterprises, Inc., as amended through January 24, 2006.

10.1	First Amendment to the 2005 Severance Agreement between Apogee Enterprises, Inc. and certain senior executive officers of Apogee Enterprises, Inc., dated as of January 24, 2006.

10.2	Form of 2006 Severance Agreement between Apogee Enterprises, Inc. and certain senior executive officers of Apogee Enterprises, Inc.